EXHIBIT 10.5

GUARANTEE MODIFICATION AGREEMENT (NO. 1)

GUARANTEE MODIFICATION AGREEMENT (NO. 1) dated as of April 29, 2002 by and between LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation (the “Guarantor”), and SILICON VALLEY BANK (the “Bank”), a California chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at One Newton Executive Park, 2221 Washington Street, Suite 200, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East”.

WHEREAS, pursuant to that certain Guarantee dated as of June 28, 2001 (the “Guarantee”), the Guarantor has guaranteed the full payment and performance of all obligations of Lionbridge Technologies Holdings B.V., Lionbridge Technologies B.V. and Lionbridge Technologies Ireland (collectively, the “Borrowers”) to the Bank, including the obligations of the Borrowers under that certain Loan Agreement, dated as of June 28, 2001, between the Borrowers and the Bank (the “Loan Agreement”);

WHEREAS, the parties to the Loan Agreement propose to amend its terms and provisions pursuant to a Loan Document Modification Agreement (No. 1) to be dated of even date herewith (“Modification No. 1”) between the Borrowers and the Bank;

WHEREAS, it is a condition precedent to the effectiveness of Modification No. 1 that the Guarantor execute and deliver this Agreement;

WHEREAS, the Guarantor is the ultimate corporate parent of each of the Borrowers and will benefit directly and indirectly from Modification No. 1 and the advances and other extensions of credit available to the Borrowers under the Loan Agreement as amended thereby;

NOW, THEREFORE, in consideration of the premises and to induce the Bank to enter into Modification No. 1, the Guarantor hereby agrees with the Bank as follows:

I.	Description of Change in Terms.
Effective as of the date first set forth above, the Guarantee is hereby modified in the following respects:

The first preamble to the Guarantee is amended and restated in its entirety to read as follows:
“WHEREAS, pursuant to the Loan Agreement of even date herewith among Lionbridge Technologies Holdings B.V., Lionbridge Technologies B.V. and Lionbridge Technologies Ireland (collectively, the “Borrowers”) and the Bank (as from time to time amended or in effect, the “Loan Agreement”), the Bank has agreed, subject to the terms and conditions thereof, to make credit extensions to the Borrowers;”

Section 13(b) of the Guarantee is amended and restated in its entirety to read as follows:
“Tangible Net Worth. The Guarantor will not permit its Tangible Net Worth at the end of the following calendar months to be less than the amount set forth below opposite such calendar month, plus (i) 80% of all proceeds in excess of $10,000,000 resulting from the issuance and sale of common or preferred stock or subordinated debt of the Guarantor during the period commencing March 1, 2002 and ending April 30, 2002, plus (ii) 80% of all proceeds resulting from the issuance and sale of common or preferred stock or subordinated debt of the Guarantor on or after May 1, 2002.

Calendar Months Ending	Minimum Tangible Net Worth
March 1, 2002—March 31, 2002	$2,500,000

April 1, 2002 – June 30, 2002	$2,000,000
July 1, 2002 – September 30, 2002	$2,000,000
October 1, 2002 – December 31, 2002	$2,500,000
January 31, 2003 and thereafter	$3,000,000

Continuing Validity.
Upon the effectiveness hereof, each reference in the Loan Documents to the “Guarantee”, and each use of the word “thereunder”, “thereof”, “therein”, or words of like import referencing the Guarantee shall (except with reference to the Guarantee by the Guarantor of the obligations of the Domestic Borrowers, as defined in the Loan Agreement) mean and be a reference to the Guarantee, as amended hereby. Except as specifically set forth above, the Guarantee shall remain in full force and effect and is hereby ratified and confirmed. The Guarantor represents and warrants that (i) no Default (as defined in the Loan Agreement), other than the failure to comply with the tangible net worth requirement set forth in Section 13(b) of the Guarantee for the months ended November 30 and December 31, 2001, and January 31, February 28 and March 31, 2002, has occurred and is continuing on the date hereof, and (ii) the representations and warranties of the Guarantor set forth in the Guarantee are true and correct as of the date hereof.

Miscellaneous.
This Agreement may be signed in one or more counterparts each of which taken together shall constitute one and the same document.
WAIVER OF JURY TRIAL.    THE GUARANTOR AND THE BANK EACH HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM WHICH ARISES OUT OF, BASED UPON OR BY REASON OF THIS AGREEMENT. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE GUARANTOR, AND SHALL BE SUBJECT TO NO EXCEPTIONS.
GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
CONSENT TO JURISDICTION.    THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA.
The Guarantor agrees to promptly pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Modification No. 1, including the reasonable fees and out-of-pocket expenses of Sullivan & Worcester, special counsel for the Bank with respect thereto.
IN WITNESS WHEREOF, the Bank and the Guarantor have caused this Agreement to be signed under seal by their respective duly authorized officers as of the date set forth above.

LIONBRIDGE TECHNOLOGIES, INC.

By:
Name: Rory J. Cowan Title: President and Chief Executive Officer

SILICON VALLEY EAST, a Division of Silicon Valley Bank

By:
Name: John D. Gaziano, Jr. Title:Senior Relationship Manager

SILICON VALLEY BANK

By:
Name: Title: (signed in Santa Clara, CA)